Exhibit 99.1

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer
FOR IMMEDIATE RELEASE

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FD
Investor Contact: Eric Boyriven, Alexandra Tramont
(212) 850-5600

MILLER INDUSTRIES ENTERS INTO NEW REVOLVING CREDIT FACILITY

CHATTANOOGA, Tennessee, April 6, 2010 — Miller Industries, Inc. (NYSE: MLR) announced today that it has entered into a new $20.0 million unsecured revolving credit facility with First Tennessee Bank National Association.
The Company’s new facility replaces its previous senior secured credit facility that was scheduled to mature in June 2010.  The new facility matures on April 6, 2012 and bears interest at rates equal to 1.75% above the applicable LIBOR rate.
There were no loans outstanding under the previous senior secured credit facility at the time of signing.  The Company has no immediate plans to draw down any amount under the new facility.
J. Vincent Mish, Chief Financial Officer of Miller Industries, Inc., stated, “We are pleased to have entered into this new unsecured facility with First Tennessee Bank.  We are in a strong financial position, and we believe this facility provides us with additional meaningful liquidity and even greater flexibility to invest in the growth of our business.”

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

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MILLER INDUSTRIES ENTERS INTO NEW REVOLVING CREDIT FACILITY	PAGE 2

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements regarding the growth of our business.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things, economic and market conditions; the risks related to the general economic health of our customers; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; the success and timing of existing and additional export and government orders; the cyclical nature of our industry; changes in fuel and other transportation costs; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2009, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.